INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors and Stockholders
FSF Financial Corp.
Hutchinson, Minnesota 55350


We consent to the use of our report dated October 25, 2000, relating to the consolidated statements of financial condition of FSF Financial Corp. and Subsidiaries as of September 30, 2000 and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for the two years then ended, which report is attached as an exhibit to Form 10-K for the year ended September 30, 2001.


/s/Bertram Cooper & Co. LLP
---------------------------


Bertram Cooper & Co. LLP
Waseca, Minnesota
December 7, 2001

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                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors and Stockholders
FSF Financial Corp.
Hutchinson, Minnesota 55350


We consent to the use of our report dated November 20, 2001, relating to the consolidated statements of financial condition of FSF Financial Corp. and Subsidiaries as of September 30, 2001 and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for the year then ended, which report appears in the Corporation's September 30, 2001 annual report and incorporated by reference in Form 10-K.


/s/Larson, Allen, Weishair & Co. LLP
------------------------------------


Larson, Allen, Weishair & Co. LLP
Waseca, Minnesota
December 7, 2001